UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2015

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 West Chicago Avenue
Suite 850	60654
Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

(312) 642-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (e) Resignation of Joseph M. Busky as Chief Financial Officer. On January 19, 2015, Joseph M. Busky resigned from his position as Chief Financial Officer of InnerWorkings, Inc. (the “Company”), effective as of the first business day following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Transition Date”). In connection with Mr. Busky’s resignation, the Company entered into a Transition Agreement with Mr. Busky pursuant to which Mr. Busky will continue to serve as Chief Financial Officer through the Transition Date and will then serve as a full-time non-executive employee beginning on the Transition Date and ending by June 30, 2015 (the “Termination Date”). Pursuant to the Transition Agreement, Mr. Busky will receive salary and benefits continuation through November 15, 2015 (subject to cessation if Mr. Busky is otherwise employed prior to such date) and will remain eligible to receive a 2014 incentive bonus. The Transition Agreement provides for partial accelerated vesting of one of Mr. Busky’s outstanding equity awards and also provides that if Mr. Busky is continuously employed by the Company through the Transition Date, Mr. Busky’s outstanding vested options will remain exercisable until the two-year anniversary of employment termination. The Transition Agreement contains a re-affirmation by Mr. Busky of the restrictive covenant and confidentiality obligations of his existing employment agreement as well as customary mutual releases by the Company and Mr. Busky.

The foregoing description of the Transition Agreement is a summary only and is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(c) Appointment of Ryan Spohn as Interim Chief Financial Officer. On January 19, 2015, the Board of Directors of the Company appointed Ryan Spohn, the Company’s Senior Vice President and Controller, as Interim Chief Financial Officer of the Company, effective as of the Transition Date. In connection with his appointment as Interim Chief Financial Officer, Mr. Spohn will receive a $200,000 cash retention bonus, which is subject to repayment in full if Mr. Spohn voluntarily ends his employment with the Company prior to March 31, 2016.

Mr. Spohn, age 40, has served as the Company’s Controller since March 2009. Prior to joining the Company, Mr. Spohn served in various financial and accounting roles of increasing responsibility in the Healthcare Diagnostics business of Siemens AG (formerly Dade Behring Inc.), a manufacturer and distributor of medical diagnostic products for clinical laboratories, from October 1998 to March 2009, including most recently as Finance Director. Mr. Spohn holds a bachelor’s degree from Indiana University and a Masters in Business Administration from the University of Chicago Booth School of Business.

There is no arrangement or understanding between Mr. Spohn and any other person pursuant to which Mr. Spohn was appointed as an executive officer of the Company. There are no family relationships between Mr. Spohn and any director or executive officer of the Company, and Mr. Spohn has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 20, 2015, the Company issued a press release announcing Mr. Busky’s resignation and Mr. Spohn’s appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.
10.1	Transition Agreement, dated as of January 19, 2015, between InnerWorkings, Inc. and Joseph Busky.
99.1	Press Release, dated January 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: January 20, 2015	By:	/s/	Ronald Provenzano
	Name:		Ronald Provenzano
	Title:		General Counsel

Exhibit Index

Exhibit No.
10.1	Transition Agreement, dated as of January 19, 2015, between InnerWorkings, Inc. and Joseph Busky.
99.1	Press Release, dated January 20, 2015.